UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K

                            AS FILED NOVEMBER 20, 2002

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 20, 2001

                                 BuckTV.com, Inc.

           (Exact name of Registrant as specified in charter)


            Nevada                        0-25909           86-0931332
    (State or other jurisdiction        (Commission       (I.R.S. Employer
         of incorporation)              File Number)       Identification)


                                1711 E OGDEN AVE.
                               Las Vegas, NV 89101
                (Address of principal executive offices) (Zip Code)

                                  (626) 434-1032
                   Registrant's telephone number, including area code

                                   NOT APPLICABLE
         Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT. Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP. Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT. Not applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On October 25, 2002, a special board of director's meeting and special shareholder's meeting was held. A resolution to reverse stock split the common stock of Buckt.com by a ratio of 14.525 to was passed unanimously by the board of director's The resolution was passed by a vote of more than 51% of the outstanding shareholders of record on October 25, 2002. This reduces the company's common stock share base from 94,418,353 to 6,500,000.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS. Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.  Not applicable

ITEM 8. CHANGE IN FISCAL YEAR. Not applicable.

ITEM 9. REGULATION FD DISCLOSURE. Not applicable.



BUCKTV.COM, INC.



By: /s/  Buck Hunter
--------------------------------
Buck Hunter, President                 Dated: November 20, 2002